Exhibit 10.9

TIER REIT, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Name of the Grantee: [    ] (the “Grantee”)
Total number of Restricted Stock Units at 100% Attainment: [_____] (the “Target Award”)
Absolute TSR Target: [_______]
Index Relative TSR Target: [_______]
Peer Relative TSR Target: [_______]
Baseline Value: $[____]
Grant Effective Date: [January __, _____]

RECITALS

A.    The Grantee is an employee of TIER REIT, Inc. (the “Company”).
B.    Pursuant to the Company’s 2015 Equity Incentive Plan (as may be amended and supplemented from time to time, the “Plan”), the Company hereby grants to the Grantee the number of Restricted Stock Units specified above, subject to the terms and conditions set forth herein. Each Restricted Stock Unit shall relate to one share of Common Stock of the Company (each, a “Share”). Unless otherwise indicated, capitalized terms used herein but not defined shall have the meanings given to those terms in the Plan.
NOW, THEREFORE, the Company and the Grantee agree as follows:
1.Grant of Restricted Stock Units. The Company hereby grants the Grantee the number of Restricted Stock Units specified above (the “Award”), subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 3 of this Agreement and (ii) Shares have actually been issued to the Grantee pursuant to Section 6 and in accordance with the terms of the Plan and this Agreement.

3.Vesting of Restricted Stock Units. Except as otherwise provided below, the restrictions and conditions of Section 2(i) of this Agreement shall lapse as follows:
(i)The Administrator shall determine during the first 60 days following the end of the Performance Period the number of Restricted Stock Units that shall vest on account of the Company’s Annualized TSR Percentage in accordance with the following table:

Annualized TSR Percentage	Percentage of Absolute TSR Target Vested
Greater than or equal to 5% but less than 7.5%	50%
Greater than or equal to 7.5% but less than 10%	100%
Greater than or equal to 10%	200%
In the event that the Annualized TSR Percentage shall fall between two levels in the above table, linear interpolation shall be used to determine such number of vested Restricted Stock Units.
(ii)The Administrator shall determine during the first 60 days following the end of the Performance Period the number of Restricted Stock Units that shall vest on account of the Company’s Index Relative TSR Return in accordance with the following table:

Index Relative TSR Return	Percentage of Index Relative TSR Target Vested
25th Percentile or higher	50%
50th Percentile or higher	100%
75th Percentile or higher	200%
In the event that the Index Relative TSR Return shall fall between two levels in the above table, linear interpolation shall be used to determine such number of vested Restricted Stock Units.
(iii)The Administrator shall determine during the first 60 days following the end of the Performance Period the number of Restricted Stock Units that shall vest on account of the Company’s Peer Relative TSR Return in accordance with the following table:

Peer Relative TSR Return	Percentage of Peer Relative TSR Target Vested
25th Percentile or higher	50%
50th Percentile or higher	100%
75th Percentile or higher	200%
In the event that the Peer Relative TSR Return shall fall between two levels in the above table, linear interpolation shall be used to determine such number of vested Restricted Stock Units.

(iv)In the event that a Sale Event (as defined in the Plan) occurs prior to the end of the Performance Period, the Grantee will be deemed to have earned the number of Restricted Stock Units based on the attainment level resulting from the Annualized TSR Percentage, Index Relative TSR Return and Peer Relative TSR Return, each calculated from the first day of the Performance Period through the end of the calendar month immediately preceding the date of the Sale Event pursuant to Sections 3(i), 3(ii) and 3(iii) above, multiplied by (a) in the event such Sale Event is consummated prior to the one-year anniversary of January 1, [_____], a fraction, the numerator of which shall be the number of calendar days from January 1, [_____] to the date of the Sale Event and the denominator of which shall be 365, and (b) in the event such Sale Event is consummated on or after the one-year anniversary of January 1, [____], the number one. All such earned Restricted Stock Units shall become fully vested upon the consummation of the Sale Event. The foregoing treatment supersedes the treatment of performance awards upon a Sale Event in the Grantee’s Employment Agreement.

4.Adjustments. Without duplication with the provisions of Section 3 of the Plan, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of Common Stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, or any distribution to holders of Stock other than ordinary cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Administrator necessitates action by way of adjusting the terms of this Award, then and in that event, the Administrator shall take such action as shall be necessary in the discretion of the Administrator to maintain the Grantee’s rights hereunder.

5.Termination of Service.
(i)Except as otherwise provided herein, if the Grantee’s employment with the Company and its Subsidiaries terminates for any reason prior to the satisfaction of the vesting conditions set forth in Section 3, above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.
(ii)If the Grantee’s employment is terminated by the Company for reasons other than Cause, the Grantee’s employment terminates on account of death or Disability or the Grantee resigns for Good Reason prior to the end of the Performance Period, subject to the effectiveness of a release in favor of the Company (except in the case of death), the Administrator shall determine the amount of Restricted Stock Units deemed earned based on the Company’s Annualized TSR Percentage, Index Relative TSR Return and Peer Relative TSR Return through the date the Grantee’s employment relationship with the Company is terminated (the “Termination Date”), and the Grantee shall vest in the greater of (x) the number of Restricted Stock Units underlying the Target Award or (y) the number of Restricted Stock Units deemed earned based on the Company’s Annualized TSR Percentage, Index Relative TSR Return and Peer Relative TSR Return through the Termination Date, and if the Termination Date is prior to the one-year anniversary of January 1, [_____], further multiplied by a fraction, the numerator of which shall be the number of calendar days from the Grant Effective Date to the Termination Date and the denominator of which shall be 365.
(iii)If the Grantee’s employment is terminated due to the Grantee’s Retirement prior to the end of the Performance Period, the Administrator shall determine the amount of Restricted Stock Units deemed earned based on the Company’s Annualized TSR Percentage, Index Relative TSR Return and Peer Relative TSR Return through the date the Grantee’s employment relationship with the Company is terminated due to the Grantee’s Retirement (the “Retirement Termination Date”), and the Grantee shall vest in the number of Restricted Stock Units deemed earned based on the Company’s Annualized TSR Percentage, Index Relative TSR Return and Peer Relative TSR Return through the Retirement Termination Date, multiplied by a fraction, the numerator of which shall be the number of calendar days from the Grant Effective Date to the Retirement Termination Date and the denominator of which shall be 1,095.

6.Issuance of Shares; Forfeiture. The Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 3 of this Agreement within 30 days thereafter (such date of issuance, the “Issuance Date”). On the Issuance Date, the Company shall also issue to the Grantee a number of Shares determined by multiplying the Dividend Shares by the number of Shares issued to the Grantee pursuant to the first sentence of this Section 6.

7.Defined Terms. The following terms shall have the following respective meanings:
(i)“Absolute TSR Target” means one-third of the Target Award, as indicated above. Such Restricted Stock Units shall be earned based on the Company’s Annualized TSR Percentage during the Performance Period.
(ii)“Annualized TSR Percentage” means the compounded annual growth rate, expressed as a percentage (rounded down to the nearest tenth of a percent (0.1%)), in the value per Share during the Performance Period due to the appreciation in the price per Share and dividends paid during such period, assuming dividends are reinvested. Where “D” is the value of all dividends paid to a shareholder of record with respect to one Share during the Performance Period at the end of the Performance Period after being reinvested and N is the number of 12 month periods that have elapsed between the first day of the Performance Period and the last day of the Performance Period (which may not be a full integer if computed in connection with a Sale Event or a termination of employment under Section 5(ii)) the Annualized TSR Percentage is calculated as follows:
(iii)“Baseline Value” for each of the Company, the Peer Companies and the Index Companies, means the dollar amount representing the Fair Market Value of one share of common stock of such company on December 31, [_____].
(iv)“Cause” shall mean, unless otherwise provided in an Employment Agreement between the Company and the Grantee, a determination by the Administrator that the Grantee shall be dismissed as a result of (a) any material breach by the Grantee of any agreement between the Grantee and the Company; (b) the conviction of, indictment for or plea of nolo contendere by the Grantee to a felony or a crime involving moral turpitude; or (c) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Grantee of the Grantee’s duties to the Company.
(v)“Disability” shall mean, unless otherwise provided in an Employment Agreement between the Company and the Grantee, the occurrence of an event which would entitle the Grantee to the payment of disability income under the Company’s long-term disability plan.
(vi)“Dividend Shares” means a number of Shares equal to the sum of the quotients obtained by dividing each Performance Period Dividend by the Fair Market Value of one Share of Stock on the date each such Performance Period Dividend is paid.

(vii)“Employment Agreement” shall mean any applicable agreement between the Grantee and the Company governing employment matters.
(viii)“Ending Share Value” means, for each of the Company, the Peer Companies and the Index Companies, the average of the closing price of one share of common stock of such company over the 20 consecutive trading days ending on, and including the Valuation Date (or if such date is not a trading day, the most recent trading day immediately preceding such date); provided that if the Valuation Date is the date upon which a Sale Event occurs, the Ending Share Value as of such date shall be equal to the fair value, as determined by the Administrator, of the total consideration paid or payable in the transaction resulting in the Sale Event for one Share, and if one of the 20 consecutive trading days is an ex-dividend date for the Company, or any of the Peer Companies and the Index Companies, the Administrator shall make fair and appropriate adjustments.
(ix)“Fair Market Value” means, as of any given date, the fair market value of a security which shall be the closing sale price reported for such security on the principal stock exchange or, if applicable, any other national exchange on which the security is traded or admitted to trading on such date on which a sale was reported. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
(x)“Good Reason” shall mean, unless otherwise provided in an Employment Agreement between the Company and the Grantee, a determination by the Administrator of the occurrence of one of the following events: (a) a material adverse change in the nature or scope of the Grantee’s responsibilities, authorities, powers, functions or duties; (b) a material reduction in the Grantee’s annual base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly-situated employees; or (c) the relocation of the offices at which the Grantee is principally employed to a location more than 50 miles from such offices.
(xi)“Index Companies” means the companies included in the NAREIT Office Index (unweighted), but specifically excluding the Company, throughout the Performance Period.
(xii)“Index Relative TSR Return” means the Company’s Total Shareholder Return during the Performance Period relative to the Total Shareholder Return of the Index Companies during the Performance Period. Relative Performance will be determined by ranking the Company and the Index Companies from highest to lowest according to their respective Total Shareholder Return. After this ranking, the percentile performance of the Company relative to the Index Companies will be determined as follows:

where:	“P” represents the percentile performance which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.
“N” represents the number of Index Companies.
“R” represents the Company’s ranking among the Index Companies.
(xiii)“Index Relative TSR Target” means one-third of the Target Award, as indicated above. Such Restricted Stock Units shall be earned based on the Company’s Index Relative TSR Return during the Performance Period.
(xiv)“Peer Companies” means each of Brandywine Realty Trust (BDN), Columbia Property Trust, Inc. (CXP), Corporate Office Properties Trust (OFC), Cousins Properties, Inc. (CUZ), Franklin Street Properties Corp. (FSP), Highwoods Properties, Inc. (HIW), Kilroy Realty Corp. (KRC), Mack Cali Realty Corp. (CLI), and Piedmont Office Realty Trust, Inc. (PDM).

(xv)“Peer Relative TSR Return” means the Company’s Total Shareholder Return during the Performance Period relative to the Total Shareholder Return of the Peer Companies during the Performance Period. Relative Performance will be determined by ranking the Company and the Peer Companies from highest to lowest according to their respective Total Shareholder Return. After this ranking, the percentile performance of the Company relative to the Peer Companies will be determined as follows:

where:	“P” represents the percentile performance which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.
“N” represents the number of Peer Companies.
“R” represents the Company’s ranking among the Peer Companies.
(xvi)“Peer Relative TSR Target” means one-third of the Target Award, as indicated above. Such Restricted Stock Units shall be earned based on the Company’s Peer Relative TSR Return during the Performance Period.
(xvii)“Performance Period” means the period commencing on January 1, [_______] and concluding on the Valuation Date.
(xviii)“Performance Period Dividend” shall mean each dividend or other distribution paid on one Share for which the ex-dividend date occurred on or after the first day of the Performance Period and prior to the Issuance Date for the Performance Period (excluding dividends and distributions paid in the form of additional Shares).
(xix)“Retirement” means the occurrence of a voluntary employment termination date after (A) either one of the following conditions are met: (1) the Grantee has attained at least age 55 and has completed at least fifteen (15) years of service with the Company or (2) the Grantee has attained at least age 60 and the sum of his or her age and years of service with the Company equals or exceeds seventy-two (72) and (B) the Grantee has given six months’ notice of the Grantee’s intent to retire.
(xx)“Total Shareholder Return” or “TSR” means for each of the Company, the Index Companies and the Peer Companies, with respect to the Performance Period, the total return (expressed as a percentage) that would have been realized by a shareholder who (a) bought one share of common stock of such company at the Baseline Value on the Grant Effective Date, (b) reinvested each dividend and other distribution declared during the Performance Period with respect to such share (and any other shares, or fractions thereof, previously received upon reinvestment of dividends or other distributions or on account of stock dividends), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, in additional shares of common stock of such company at a price per share equal to (i) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution, and (c) sold such shares on the Valuation Date at the Ending Share Value of such shares on the Valuation Date, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale. As set forth in, and pursuant to, Section 4 of this Agreement, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 4 for each of the Company, the Index Companies, and the Peer Companies that occur during the Performance Period.
(xxi)“Valuation Date” means the earlier of (a) December 31, [_____], or (b) the date upon which a Sale Event shall occur.

8.Incorporation of Plan; Interpretation by Administrator. This Agreement is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. The Administrator may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.
Without limiting the generality of the foregoing, the Administrator may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Administrator’s interpretation shall not be entitled to deference on and after a Sale Event except to the extent that such interpretations are made exclusively by members of the board of directors of the Company or relevant committee, who are individuals who served as members of such board or committee, as applicable, before the Sale Event and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Administrator, except as provided above, shall be final and binding upon all persons.
9.Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the shares of Restricted Stock granted hereunder, the Grantee will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Administrator regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Grantee hereby authorizes the Company to satisfy such withholding obligation by withholding from the Shares of Stock to be issued a number of Shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
10.No Obligation to Continue Employment Relationship. Neither the Plan nor this Award confers upon the Grantee any rights with respect to continued employment.

11.Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Company, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

12.Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embodies the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

13.No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

14.Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

15.Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

16.Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

17.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

18.Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

19.Successors and Assigns. The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Award to be executed on the [_____________] day of [________], 20[__].

TIER REIT, INC.

By:
Name:
Title:

Grantee

Name:
Address: